UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2018
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2018 (the “Sixth Amendment Effective Date”), Diebold Nixdorf, Incorporated (the “Company”), its borrowing subsidiaries referred to therein, the guarantors referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein entered into a sixth amendment and incremental amendment (the “Amendment”) to its credit agreement, dated as of November 23, 2015 (as amended, amended and restated, modified or supplemented from time to time, the (“Credit Agreement”).

The Amendment (i) amends the financial covenants set forth in Sections 6.22 and 6.23 of the Credit Agreement, (ii) establishes a new senior secured incremental term A-1 facility in an aggregate principal amount of $650,000,000 (the “Term A-1 Facility”) and (iii) makes certain other changes to the Credit Agreement as set forth therein. The interest rate with respect to the Term A-1 Facility is based on, at the Company’s option, (i) alternative base rate plus 8.25% or (ii) a eurocurrency rate plus 9.25%.

The Term A-1 Facility will be subject to (i) a maximum consolidated net leverage ratio, (ii) a minimum consolidated interest coverage ratio and (iii) certain covenant reset triggers (“Covenant Reset Triggers”), each as more specifically described within the Sixth Amendment. Upon the occurrence of any Covenant Reset Trigger, the financial covenant levels will automatically revert to previous financial covenant levels in effect prior to the Sixth Amendment. As contemplated by certain of the Covenant Reset Triggers, the Company will evaluate the provision of, and in the future may provide, additional collateral to secure its obligations under the Credit Agreement, including the Term A-1 Facility.

The Term A-1 Facility will mature on the fourth anniversary of the Sixth Amendment Effective Date.

Proceeds of the Term A-1 Facility will be used by the Company to (i) fund the purchase of the tendered and remaining shares of Wincor Nixdorf AG not owned by Diebold Nixdorf Holding Germany Inc. & Co KGaA, a directly owned subsidiary of the Company, (ii) make optional prepayments of existing term A loans in an amount of $130,000,000 and to permanently reduce revolving credit commitments in an amount of $20,000,000, (iii) make a purchase pursuant to an offer open to all term B lenders on a pro rata basis for $100,000,000 in face principal amount of term B loans, with any such term B lenders that tender their term B loans consenting to the Amendment and (iv) to the extent of any remaining proceeds, for general corporate and working capital purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Sixth Amendment and Incremental Amendment, dated as of August 30, 2018, by and among Diebold Nixdorf, Incorporated, the subsidiary borrowers party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
September 4, 2018	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President and Chief Financial Officer